SCHEDULE 14A (RULE 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EOG RESOURCES, INC.

(Name of Registrant as specified in Its Charter)

(Name of Person[s] Filing Proxy Statement, if other than the Registrant)

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 7, 2002

TO THE SHAREHOLDERS:

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of EOG Resources, Inc. (the "Company") will be held in the La Salle "A" Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 7, 2002, for the following purposes:

1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;
2.	To ratify the Board of Directors' appointment of Deloitte & Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2002;
3.	To approve the Amended and Restated EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan; and
4.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

      Holders of record of Common Stock of the Company at the close of business on March 11, 2002, will be entitled to notice of and to vote at the meeting or any adjournments thereof.

      Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,
PATRICIA L. EDWARDS Vice President, Human Resources, Administration & Corporate Secretary

Houston, Texas
March 29, 2002

EOG RESOURCES, INC.

PROXY STATEMENT

      The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the "Company" or "EOG") to be used at the annual meeting of shareholders to be held in the La Salle "A" Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 7, 2002 (the "Annual Meeting"). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 29, 2002. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

      Holders of record at the close of business on March 11, 2002, of Common Stock of the Company, par value $.01 per share (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. On March 11, 2002, the record date, there were outstanding 115,799,126 shares of Common Stock. There are no other voting securities outstanding.

      The Company's annual report to shareholders for the year ended December 31, 2001, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report to shareholders does not constitute a part of the proxy soliciting materials.

ITEM 1.

ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All but one of the nominees are currently directors of the Company. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A majority of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item) would not have the same effect as a vote withheld with respect to a particular director. Shareholders may not cumulate their votes in the election of directors.

      It is the intention of the persons named in the enclosed proxy to vote such proxy "FOR" the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

GEORGE A. ALCORN, 69
Director since 2000

Mr. Alcorn has served as President of Alcorn Exploration, Inc. for more than the past five years. He is a past chairman of the Independent Petroleum Association of America and a founding member and past chairman of the Natural Gas Council.
CHARLES R. CRISP, 54
Nominee for Director

Mr. Crisp's principal occupation is investments. Mr. Crisp was President and Chief Executive Officer and a Director of Coral Energy, LLC, a subsidiary of Shell Oil Company from 1999 until his retirement in November 2000, and President and Chief Operating Officer and a Director from January 1998 through February 1999. Mr. Crisp joined Houston Industries in 1996 and became President of their domestic power generation group in 1997. He is on the Advisory Board of Directors for the transmission business of Entergy.
MARK G. PAPA, 55
Director since 1998

Mr. Papa was elected Chairman of the Board and Chief Executive Officer in August 1999, President and CEO and Director of the Company in September 1998, President and Chief Operating Officer in September 1997, President in December 1996 and was President-North America Operations from February 1994 to September 1998. Mr. Papa joined Belco Petroleum Corporation, a predecessor of the Company, in 1981. Mr. Papa is also a director of Oil States International, Inc., an oilfield services company.
EDWARD RANDALL, III, 75
Director since 1990

Mr. Randall's principal occupation has been investments for more than the past five years. Mr. Randall is also a director of Kinder Morgan, Inc., a midstream energy company.
EDMUND P. SEGNER, III, 48
Director since 1999

Mr. Segner became President and Chief of Staff and Director of the Company in August 1999. He became Vice Chairman and Chief of Staff in September 1997. He was also a Director of the Company from January 1997 to October 1997. Prior to joining the Company, Mr. Segner held various management positions with EOG's former majority shareholder, Enron Corp. Mr. Segner is also a director of Universal Compression Holdings, Inc., a natural gas compression services company.

DONALD F. TEXTOR, 55
Director since 2001

Mr. Textor's principal occupation is investments. Mr. Textor was a partner and managing director at Goldman Sachs until his retirement in March 2001. For the past 21 years he was the firm's senior security analyst for domestic integrated oils and exploration and production companies.
FRANK G. WISNER, 63
Director since 1997

Mr. Wisner has served as Vice Chairman of American International Group Inc. since 1997, following his retirement as U.S. Ambassador to India. American International Group Inc. is an insurance company, which provides risk insurance to companies investing in foreign operations. Mr. Wisner's more than 35-year career with the U.S. State Department, primarily in Africa, Asia and Washington, D.C., included serving as U.S. Ambassador to the Philippines, Egypt and Zambia.

Security Ownership of Certain Beneficial Owners on February 15, 2002

      The Company knows of no one who beneficially owns in excess of 5% of the Company's Common Stock except as set forth in the table below:

		Amount and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class
Common	Enron Corp. 1400 Smith Street Houston, TX 77002		11,500,000(1)	9.9%
Common	MFS Investment Management 500 Boylston Street Boston, MA 02116	9,355,946		8.1%
Common	Davis Selected Advisors, LP 600 Fifth Ave New York, NY 10017	8,368,900		7.2%

(1)	Until the later of July 31, 2002 or the date Enron Corp. ceases to beneficially own more than 5% of the issued and outstanding shares of the Company's Common Stock, shares must be voted in the manner, if any, recommended by the Board of Directors of the Company. Cooperatieve Centrale Raiffeisen – Boerenleenbank B.A., Croeselaan 18, P.O. 17100, 35HG, Utrecht, The Netherlands, has filed a Schedule 13G with respect to these shares and 1,150 additional shares. Royal Bank of Canada, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5, has also filed a Schedule 13G with respect to these shares and 66,086 additional shares.

3

Security Ownership of the Board of Directors and Management on February 15, 2002

Title of Class	Name	SharesBeneficially Owned (1)	Options Exercisable by 4-16-02	Phantom Shares (2)	Total Ownership (3)
EOG Resources, Inc.	George A. Alcorn	1,000	3,500	1,268	5,768
Common Stock	Charles R. Crisp	0	0	0	0
	Barry Hunsaker, Jr.	23,312	80,720	7,694	111,726
	Loren M. Leiker	58,211	69,500	15,334	143,045
	Mark G. Papa	140,315	389,565	80,600	610,480
	Edward Randall, III	87,500	0	15,025	102,525
	Edmund P. Segner, III	56,492	90,000	21,506	167,998
	Donald F. Textor	10,000	3,500	677	14,177
	Gary L. Thomas	85,110	303,990	10,470	399,570
	Frank G. Wisner	0	37,000	2,062	39,062
	All directors and executive officers as a Group (12 in number)	469,490	988,900	159,819	1,618,209

(1)	Includes shares for which the person directly or indirectly has sole or shared voting and investment power, shares held under the EOG Resources, Inc. Savings Plan (the "Savings Plan") for which the participant has sole voting power and limited investment power, and restricted shares held under the EOG Resources, Inc. 1992 Stock Plan (the "1992 Stock Plan") for which the participant has sole voting power and no investment power until such shares vest in accordance with plan provisions.
(2)	Includes restricted stock units held under the 1992 Stock Plan for which the participant has no voting or investment power until such units vest and are released as shares in accordance with plan provisions. Also includes shares held in the Phantom Stock Account of the EOG Resources, Inc. 1996 Deferral Plan (the "1996 Deferral Plan") for which the participant has a vested right, but has no voting or investment power until such shares are released in accordance with plan provisions and the participant's deferral election.
(3)	No director or officer of the Company owns or has the right to acquire more than 1% of the outstanding Common Stock.

Board of Directors and Committees

      The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit Committee is the communication link between the Board of Directors and independent auditors of the Company. The Audit Committee recommends to the Board of Directors the appointment of independent public accountants as auditors for the Company and reviews as deemed appropriate the scope of the audit, the accounting policies and reporting practices, the system of internal controls, compliance with policies regarding business conduct and other matters. The Audit Committee met seven times during the year ended December 31, 2001, and is currently composed of Messrs. Textor (Chairman), Alcorn, Randall and Wisner.

      The Compensation Committee is responsible for administration of the Company stock plans and approval of compensation arrangements of senior management. The Compensation Committee met five times during the year ended December 31, 2001, and is currently composed of Messrs. Randall (Chairman), Alcorn, Textor and Wisner.

      The International Strategy Committee provides a forum for the consideration of international business opportunities and for the discussion of international business and political developments that could affect project operations and development. The International Strategy Committee met once during the year ended December 31, 2001, and is currently composed of Messrs. Wisner (Chairman), Alcorn, Randall and Textor.

      The Nominating Committee is responsible for proposing qualified candidates to fill vacancies on the Board of Directors without regard to race, sex, age, religion or physical disability. The Nominating Committee did not meet in 2001, but met early in 2002 to nominate Mr. Crisp. The Nominating Committee will consider nominees recommended by shareholders in accordance with the procedures outlined on page 16 in this Proxy Statement. The Nominating Committee is composed of Messrs. Alcorn (Chairman), Randall, Textor and Wisner.

      The Board of Directors held four regularly scheduled meetings during the year ended December 31, 2001. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees on which the director served.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      During 2001, each director who was not an employee of the Company or its affiliates ("nonemployee director"), other than Mr. Textor who was elected to the Board of Directors in March 2001, received annual fees of $45,000 for serving as a director. Total directors fees earned in 2001 were $192,980, of which the late Mr. Fred Ackman earned $22,500.

      Nonemployee directors can defer fees to a later specified date under the 1996 Deferral Plan. The 1996 Deferral Plan credits interest based on fund elections chosen by participants. In 2001, all four nonemployee directors participated in the 1996 Deferral Plan.

      Nonemployee directors also participate in the EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan (the "Directors Stock Option Plan"), which was approved by Company shareholders at the 1993 annual meeting. Under the terms of the Directors Stock Option Plan, each nonemployee director receives on the date of each annual meeting an option to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each nonemployee director who is elected or appointed to the Board of Directors for the first time after an annual meeting is granted on the date of such election or appointment, an option to purchase 7,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Directors Stock Option Plan vest 50% after one year and 100% after two years of service as a director following the date of grant. All options expire ten years from the date of grant. During 2001, Messrs. Ackman, Alcorn, Randall, Textor and Wisner were each granted 7,000 options at an exercise price of $44.00 per share, and Mr. Textor was granted an additional 7,000 options at an exercise price of $45.67 per share.

REPORT FROM THE COMPENSATION COMMITTEE REGARDING
EXECUTIVE COMPENSATION

      Compensation for Company officers is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is composed exclusively of outside directors. It is the responsibility of the Committee to develop compensation philosophy, authorize salary increases, annual bonuses and long-term incentive grants for executive officers, and approve other incentive programs, including stock-based programs, consistent with the stated philosophy.

      The Committee believes that appropriately balanced compensation components contribute to the success of the Company. Hay Management Consultants provides an annual analysis of executive base salaries, annual bonuses and long-term incentives paid by the Company as compared to those paid by a number of the industry peer companies included in the "Comparative Stock Performance" section. The Committee believes that the best compensation philosophy is to put a substantial portion of the total compensation package at risk, tied to both the financial results achieved by the Company and the performance of the Common Stock of the Company. The Committee supports the practice of paying executive base salaries that are at the average of the competitive market, and bonuses and long-term incentives which deliver above average compensation if financial results and/or shareholder return exceed the average achieved by peer companies.

      The Committee also believes that it is in the best interest of shareholders for executive officers to maintain a certain level of ownership in the Company. Therefore, stock ownership guidelines have been established ranging from one times base salary for Vice Presidents up to five times base salary for the Chief Executive Officer. Each executive officer currently meets the stated ownership guideline.

      Annual Bonuses.    Annual bonuses are paid to executive officers under the Company's Executive Officer Annual Bonus Plan, which was approved by shareholders in 2001. The performance goal necessary for payment of bonuses is the achievement of positive Net Income Available to Common, excluding nonrecurring or extraordinary items, as reported in the Company's year-end earnings release. This performance goal was met in 2001. Executives are assigned bonus targets ranging from 35% of base salary for Vice Presidents up to 100% of base salary for the Chief Executive Officer. The criteria currently considered by the Committee in determining the actual level of an executive's bonus are reinvestment rate of return, utilization of incremental free cash flow, production volume growth, reserve replacement, finding costs of reserves added, stock price performance relative to peer companies and the level of cash flow and net income. These criteria are designed to address both current financial performance and the long-term development of the Company. No specific formula is used for weighting the performance criteria. The maximum individual bonus for any calendar year is $2,000,000. For bonuses paid in 2002 for 2001 performance, the Committee approved delivery of 20% of any bonus of $5,000 or greater in restricted stock units that vest after five years, at a 50% premium to cash. In addition, executives can choose to receive the cash portion of their annual bonus in a combination of cash, stock options at a 50% premium to cash, and/or restricted stock units with a premium to cash of between 5% and 25%, depending on the vesting schedule chosen.

      Stock Plan.    The Company's 1992 Stock Plan comprises the long-term incentive component for executive officers of the Company. Under the 1992 Stock Plan, the Committee is authorized to grant awards of stock options, restricted stock and restricted stock units. Stock options are normally granted to executive officers on an annual basis. Stock options normally vest over four years, are exercisable for ten years and are granted at an option price equal to the fair market value of Common Stock on the date of grant. Stock options granted in lieu of cash bonus vest immediately and are exercisable for seven years. Stock option awards are made at levels that are not anticipated to generate significant benefits relative to the industry peer group unless the Common Stock performs correspondingly well during the life of the grant. With the success of the Company (and the resulting benefits to its shareholders), this component becomes a larger part of the total compensation package. Occasionally, the Committee grants restricted stock or restricted stock units for specific reasons such as retention or to address external market pressures or in lieu of cash bonuses, as discussed previously.

      Chief Executive Officer Compensation.    Under the provisions of Mr. Papa's employment agreement with the Company, which was amended on June 20, 2001, Mr. Papa's annual salary will be no less than $650,000. Upon signing the amendment to his employment agreement, Mr. Papa was granted 60,000 shares of restricted stock that vest on May 8, 2006. In July 2001, based on competitive market data, Mr. Papa's salary was increased to $685,000. Also in July 2001, Mr. Papa was granted 150,000 stock options that were priced at the fair market value of Common Stock on the date of grant, consistent with the stated long-term incentive objectives. The options vest over four years, and are exercisable for ten years. In February 2002, Mr. Papa was paid a bonus for 2001 performance under the Company's Executive Officer Annual Bonus Plan consisting of 9,514 restricted stock units that vest after five years, 17,760 restricted stock units that vest in one-third increments after three, four and five years, and a grant of 77,065 stock options that were priced at the fair market value of Common Stock on the date of grant, vested immediately and are exercisable for seven years. Mr. Papa's bonus did not have a cash component. In determining the level of Mr. Papa's bonus, the Committee considered the criteria previously discussed.

      Compliance with Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Chief Executive Officer and the four other most highly compensated executive officers of a company, as reported in that company's proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company has structured the key component of its long-term incentives in the form of stock option grants that comply with the statute. The Company's Executive Officer Annual Bonus Plan also complies with the statute. The Committee is committed to preserving the deductibility of compensation under Section 162(m) whenever possible, but may grant awards that are non-deductible, such as restricted stock and restricted stock units, if it feels such grants are in the best interest of the Company. All compensation paid in 2001 was deductible.

Compensation Committee

Edward Randall, III (Chairman)
George A. Alcorn
Donald F. Textor
Frank G. Wisner

Comparative Stock Performance

      The performance graph shown below was prepared by Value Line, Inc., for use in this proxy statement. As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph was prepared based upon the following assumptions:

      1. $100 was invested on December 31, 1996 in Common Stock of EOG, the Standard & Poors 500 and a peer group of independent exploration and production companies (the "Peer Group").

      2. The investments in the Peer Group are weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.

      3. Dividends are reinvested on the ex-dividend dates.

      The companies that comprise the Peer Group are as follows: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Noble Affiliates, Inc., Oryx Energy Company (acquired by Kerr-McGee in February 1999), Pioneer Natural Resources Company, Santa Fe Snyder Corp. (acquired by Devon Energy Corporation in August 2000), Ocean Energy, Inc. (formerly Seagull Energy Corporation), Union Pacific Resources Company (acquired by Anadarko Petroleum Corporation in July 2000), Union Texas Petroleum Holdings Inc. (acquired by Atlantic Richfield Company in June 1998, which was acquired by BP Amoco PLC in April 2000) and Vastar Resources, Inc. (acquired by BP Amoco PLC in September 2000).

COMPARATIVE TOTAL RETURNS
Comparison of Five-Year Cumulative Total Return
EOG Resources Inc., Standard & Poors 500 and Peer Group
(Performance Results Through December 31, 2001)

	1996	1997	1998	1999	2000	2001
EOG Resources, Inc.	100.00	84.40	69.15	70.86	225.27	161.95
Standard & Poors 500	100.00	131.00	165.99	198.55	178.42	155.15
Peer Group	100.00	92.32	64.83	75.36	95.32	77.63

Executive Compensation

      The following table summarizes certain information regarding compensation paid or accrued during each of the last three fiscal years to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the "Named Officers"):

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Annual Compensation			Long-Term Compensation
		Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Securities Underlying Options	LTIP Payouts	All Other Compensation (3)
Mark G. Papa	2001	$647,577	$ 0(4)	$37,227	$3,750,930	150,000	$0	$99,721
Chairman and Chief	2000	$592,319	$408,200	$22,201	$ 242,017	125,000	$0	$25,500
Executive Officer	1999	$462,520	$435,600	$12,000	$ 0	250,000	$0	$21,346

Edmund P. Segner, III	2001	$435,239	$420,000	$13,999	$1,343,105	75,000	$0	$71,686
President and Chief of Staff	2000	$433,467	$540,000	$13,204	$ 139,500	75,000	$0	$22,100
	1999	$381,252	$372,000	$10,500	$0	150,000	$0	$14,229

Loren M. Leiker	2001	$262,692	$300,000	$16,079	$1,165,822	50,000	$0	$38,700
Executive Vice President,	2000	$272,310	$320,000	$8,369	$69,006	40,000	$0	$22,100
Exploration & Development	1999	$255,418	$184,000	$7,232	$0	30,000	$0	$10,982

Gary L. Thomas	2001	$264,038	$300,000	$23,567	$1,165,822	50,000	$0	$44,618
Executive Vice President,	2000	$272,310	$320,000	$38,716	$69,006	40,000	$0	$25,500
North America Operations	1999	$255,430	$184,000	$6,890	$0	30,000	$0	$12,202

Barry Hunsaker, Jr.	2001	$246,885	$176,000	$9,830	$608,282	20,000	$0	$36,925
Senior Vice President and	2000	$268,502	$200,000	$8,255	$63,008	15,000	$0	$22,100
General Counsel	1999	$258,335	$168,000	$6,200	$0	15,000	$0	$8,803

(1)	No Named Officer had "Perquisites and Other Personal Benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus. The Company maintains the 1996 Deferral Plan under which payment of base salary and annual bonus may be deferred to a later specified date. The 1996 Deferral Plan credits interest based on fund elections chosen by participants. Since earnings on deferred compensation invested in third-party investment vehicles, comparable to mutual funds, need not be reported, no interest has been reported as Other Annual Compensation under the 1996 Deferral Plan during 1999, 2000 or 2001. Other Annual Compensation also includes cash perquisite allowances and payment for vacation not taken in the prior year (2000 and 2001 only).
(2)	Following is the aggregate number of shares of unreleased restricted stock and restricted stock units and their value as of December 31, 2001, for each of the Named Officers: Mr. Papa, 108,736 shares/units valued at $4,252,665; Mr. Segner, 43,294 shares/units valued at $1,693,228; Mr. Leiker, 51,861 shares/units valued at $2,028,284; Mr. Thomas, 36,997 shares/units valued at $1,446,953; and Mr. Hunsaker, 27,656 shares/units valued at $1,081,626. Dividend equivalents accrue from the date of grant and become payable effective with the vesting date of the shares. All restricted stock and restricted stock units granted to the other Named Officers vest five years from date of grant. Of Mr. Papa's restricted stock and restricted stock units, 18,750 vest in one-third increments after three, four and five years, and the remainder vest five years from date of grant. Upon the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan, all restrictions placed on each share of non-vested restricted stock or restricted stock unit shall lapse and such shares will become fully vested released securities.
(3)	Includes matching contributions under the Savings Plan, Company contributions on behalf of each employee to the Money Purchase Pension Plan and Company contributions on behalf of each employee to the 1996 Deferral Plan.
(4)	Mr. Papa's 2001 bonus did not have a cash component as reported in the Report from the Compensation Committee Regarding Executive Compensation.

Stock Option Grants During 2001

      The following table sets forth information with respect to grants of stock options to the Named Officers reflected in the Summary Compensation Table and all employee optionees as a group. No stock appreciation rights ("SARs") units were granted during 2001, and none are outstanding.

	2001 Grants
Name/Group	Options/ SARs Granted (#)(2)	Percent of Total Options Granted to Employees in Fiscal Year	Average Option Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term(1)
					0%(3)	5%	10%
Named Officers
Mark G. Papa	150,000 (4)	9.2%	$35.35	07/31/11	$0	$3,334,714	$8,450,819
Edmund P. Segner, III	75,000 (4)	4.6%	35.35	07/31/11	0	1,667,357	4,225,410
Loren M. Leiker	50,000 (4)	3.1%	35.35	07/31/11	0	1,111,571	2,816,940
Gary L. Thomas	50,000 (4)	3.1%	35.35	07/31/11	0	1,111,571	2,816,940
Barry Hunsaker, Jr.	20,000 (4)	1.2%	35.35	07/31/11	0	444,629	1,126,776
All Optionees	1,627,980	100.0%	36.63 (5)	2008-2011	0	37,504,453 (6)	95,043,648 (6)
All Shareholders	N/A	N/A	N/A	N/A	N/A	2,659,706,999 (6)	6,740,219,737 (6)
Optionees' gain as% of all shareholders' gain	N/A	N/A	N/A	N/A	N/A	1.41%	1.41%

(1)	The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of the underlying security appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Company Common Stock.
(2)	Upon the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan, stock options shall vest and be fully exercisable.
(3)	An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of zero percent would render the option without value to the optionees.
(4)	Stock options awarded on July 31, 2001 vest at the cumulative rate of 20% per year, commencing on the date of grant.
(5)	Weighted average grant price for all stock options for the purchase of Company Common Stock granted to employees in 2001.
(6)	Appreciation for all optionees is calculated using the maximum allowable option term of ten years, even though in some cases the actual option term is less than ten years. Appreciation for all shareholders is calculated using an assumed ten-year term, the weighted-average exercise price for all optionees ($36.63) and the number of shares of Company Common Stock outstanding on December 31, 2001 (115,451,618).

Aggregated Stock Option/SARs Exercises During 2001 and Stock Option/SARs Values as of December 31, 2001

      The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at December 31, 2001(1)		Value of Unexercised In-the-Money Options/SARs at December 31, 2001(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mark G. Papa	0	$0	302,500	365,000	$4,999,963	$4,540,338
Edmund P. Segner, III	30,000	$492,000	90,000	200,000	$1,405,588	$2,542,875
Loren M. Leiker	0	$0	63,250	90,250	$957,317	$846,162
Gary L. Thomas	0	$0	298,990	106,000	$5,728,370	$1,246,660
Barry Hunsaker, Jr.	0	$0	78,220	48,500	$1,267,948	$651,704

(1)	There are no SARs applicable to the Named Officers.

Retirement and Supplemental Benefit Plans

      The Company maintains a Savings Plan, that qualifies under Section 401(k) of the Internal Revenue Code, as amended, under which the Company currently matches 100% of employees' pre-tax contributions up to 6% of annual base salary, subject to statutory limits. The Company also maintains a Money Purchase Pension Plan, under which the Company contributes from 3% to 9% of an employee's annual base salary, depending on the employee's age and years of service with the Company. Following are the current contribution percentages for the Named Officers: Mr. Papa, 9%; Mr. Segner, 9%; Mr. Leiker, 7%;
Mr. Thomas, 9%; and Mr. Hunsaker, 7%. In addition, the Company may make contributions into the 1996 Deferral Plan in the event of a reduction in an employee's benefits under the Savings Plan or Money Purchase Pension Plan due to either statutory and/or plan earnings limits or the employee's deferral of salary into the 1996 Deferral Plan.

Severance Plans/Change of Control Provisions

      The Company maintains a Severance Plan that provides benefits to employees who are terminated for failing to meet performance objectives or standards, or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. In each case, if the employee signs a Waiver and Release of Claims Agreement, the severance pay benefits are doubled. Under no circumstances will the total severance pay benefit from the plan exceed 52 weeks of pay.

      Under the Company's Change of Control Severance Plan, in the event of a change of control of the Company, any eligible employee who is involuntarily terminated or terminates for good reason, both as defined in the Change of Control Severance Plan, within two years following the change of control will receive severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each 5% of annual incentive award opportunity under any approved plan. The minimum an employee can receive is six months of base pay. The maximum an employee can receive is the lesser of 2.99 times the employee's average W-2 earnings over the past five years or three times the sum of the employee's annual base pay and 100% of the employee's annual incentive award opportunity under any approved plan.

      Officers of the Company have the same change of control severance benefits. However, in 2001, the Named Officers entered into Change of Control Agreements, which supersede their Employment Agreements upon a change of control of the Company. In the event a Named Officer is involuntarily terminated or terminates for good reason within two years of a change of control of the Company, or voluntarily terminates for any reason during a 30 day window beginning six months after a change of control of the Company, the Change of Control Agreement provides a) a minimum severance benefit of 2.99 times annual base salary plus two times annual bonus award opportunity, b) the Money Purchase Pension Plan contributions and Savings Plan matching amounts that would have been made if the Named Officer had continued to be employed for three years, c) three years of medical and dental coverage, d) three years age and service credit for eligibility for the Company's retiree medical coverage, and e) outplacement services not to exceed $50,000. In addition, the Change of Control Agreements provide reimbursement for any excise tax, interest and penalties incurred if payments or benefits received due to a change of control create an excise tax liability under Section 280G of the Internal Revenue Code.

      In order to ensure continuity of operations in the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, a retention bonus plan would become effective. To be eligible to receive the retention bonus, an employee must stay with the Company through the effective date of the change of control and be employed by the acquiring company 180 days after the effective date, or be involuntarily terminated, as defined in the Company's Change of Control Severance Plan, by the acquiring company on or within 180 days after the effective date. Eligible employees would receive a bonus equal to the most recent bonus they had received under the Company's Annual Bonus Program, payable upon the earlier of 180 days after the effective date of the change of control or upon severance.

      In addition, in the event of a change of control of the Company, as defined in the Company's Change of Control Severance Plan, holders of certain outstanding stock options granted under the Company's Bonus Stock Option Program, the All-Employee Stock Option Program and the Directors Stock Option Plan would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment equal to 75 percent of the theoretical Black-Scholes value for each grant, as determined on the date a press release is issued announcing a pending shareholder vote, tender offer, or other transaction which, if approved or consummated, would constitute a change of control of the Company as defined in the Company's Change of Control Severance Plan. Holders of certain outstanding stock options granted outside of the programs described above, would be offered the opportunity to request that their rights under such grants be waived in return for a cash payment only upon an involuntary termination of employment, as defined in the Company's Change of Control Severance Plan.

Employment Contracts

      Mr. Papa has entered into an employment agreement with the Company, which was amended on June 20, 2001. Pursuant to the amended employment agreement, Mr. Papa currently serves as Chairman of the Board and Chief Executive Officer at a minimum annual salary of $650,000. Upon signing the amendment, Mr. Papa was granted 60,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Papa would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Papa would receive the value of unvested stock options based on the difference between the Company's stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Papa's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Papa or the Company provides a 120-day notice of intent not to renew.

      Mr. Segner has entered into an employment agreement with the Company, which was amended on June 22, 2001. Pursuant to the amended employment agreement, Mr. Segner currently serves as President and Chief of Staff at a minimum annual salary of $445,000. Upon signing the amendment, Mr. Segner was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Segner would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) two times the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Segner would receive the value of unvested stock options based on the difference between the Company's stock price at termination and the grant price of such options. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Segner's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Segner or the Company provides a 120-day notice of intent not to renew.

      Mr. Leiker has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Leiker currently serves as Executive Vice President, Exploration and Development at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Leiker was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Leiker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Leiker's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Leiker or the Company provides a 120-day notice of intent not to renew.

      Mr. Thomas has entered into an employment agreement with the Company, which was amended on July 1, 2001. Pursuant to the amended employment agreement, Mr. Thomas currently serves as Executive Vice President, North America Operations at a minimum annual salary of $285,000. Upon signing the amendment, Mr. Thomas was granted 30,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Thomas would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Thomas's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Thomas or the Company provides a 120-day notice of intent not to renew.

      Mr. Hunsaker has entered into an employment agreement with the Company, which was amended on June 29, 2001. Pursuant to the amended employment agreement, Mr. Hunsaker currently serves as Senior Vice President and General Counsel at a minimum annual salary of $276,000. Upon signing the amendment, Mr. Hunsaker was granted 15,000 shares of restricted stock that vest on May 8, 2006. In the event of his involuntary termination, Mr. Hunsaker would receive a severance benefit equal to the greater of a) the salary and annual bonus award he would have received from the date of termination through the end of the Term of the employment agreement if his employment had continued or b) the sum of his then current annual base salary and his annual bonus award opportunity. In addition, in the event of his involuntary termination, Mr. Hunsaker would receive reimbursement for the difference between the cost of COBRA coverage and a private medical insurance policy for a maximum of six months beyond the end of his eligibility for COBRA coverage. The amended employment agreement contains a noncompete provision applicable in the event of Mr. Hunsaker's termination of employment. The amended employment agreement expires on May 31, 2005, but will automatically be renewed annually for a one-year term unless either Mr. Hunsaker or the Company provides a 120-day notice of intent not to renew.

Certain Transactions

      The Company and Enron Corp. have in the past entered into material transactions and agreements incident to their respective businesses. Such transactions and agreements have related to, among other things, the purchase and sale of natural gas and crude oil, hedging and trading activities, and the provision of certain corporate services. During 2001, Enron Corp. and its affiliates paid the Company approximately $165.4 million net as a result of the foregoing described transactions and agreements. In December 2001, Enron Corp. and certain of its affiliates, including Enron North America Corp., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. EOG recorded $19.2 million in charges associated with the Enron bankruptcies in the fourth quarter of 2001 related to certain contracts with Enron affiliates, including 2001 and 2002 natural gas and crude oil derivative contracts. EOG has other contractual relationships with Enron Corp. and certain of its affiliates. Based on EOG's review of these other matters, EOG believes that Enron Corp.'s Chapter 11 proceedings will not have a material adverse effect on EOG's financial position.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain of the Company's executive officers and directors and any persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 2001 were timely made.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

      In 2000, the Board of Directors approved and adopted an Audit Committee Charter. Under the rules of the New York Stock Exchange, all of the members of the Audit Committee are independent.

      During fiscal year 2001, the Company retained its principal auditors, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees — $397,000
Financial Information Systems Design and Implementation Fees — $0
All Other Fees — $266,000

Change of Auditors

      On February 27, 2002, Arthur Andersen LLP ("Andersen") was dismissed as independent accountant for the Company effective upon completion of its audit of the Company's financial statements for the year ended December 31, 2001, and Deloitte & Touche LLP ("Deloitte") was appointed as the new independent accountant for the Company to replace Andersen for the year ending December 31, 2002. The decision to dismiss Andersen and to appoint Deloitte was recommended by the Audit Committee of the Board of Directors at its meeting on February 27, 2002, and was approved by the Board of Directors at its meeting on February 27, 2002.

      Andersen's reports on the Company's financial statements for the two fiscal years ended December 31, 2000 and December 31, 2001, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the Company's two most recent fiscal years and the period from January 1, 2002 through February 27, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Ratification

      Ratification of Deloitte's appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Restated Certificate of Incorporation and bylaws of the Company, abstentions would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

      In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. Representatives of both Deloitte & Touche LLP and Arthur Andersen LLP are expected to be present at the Annual Meeting and will be available to make statements if such representatives desire to do so and to respond to appropriate questions.

The Board of Directors recommends voting "FOR" this proposal.

REPORT OF THE AUDIT COMMITTEE

      In connection with the Company's December 31, 2001 Financial statements, the Audit Committee (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, as amended; and (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, discussed with the independent auditors the independent auditors' independence, and considered whether the provision of non-audit services by the Company's principal auditors is compatible with maintaining auditor independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included or incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Audit Committee

Donald F. Textor, Chairman
George A. Alcorn
Edward Randall, III
Frank G. Wisner

ITEM 3.

APPROVAL OF THE AMENDED AND RESTATED
1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

General

      The shareholders first approved the Company's 1993 Nonemployee Directors Stock Option Plan (the "Directors Stock Option Plan") at the 1993 Annual Meeting. The Directors Stock Option Plan is intended to help reward and retain highly-qualified independent directors and give them a proprietary interest in the long-term success of the Company. Under the Directors Stock Option Plan, Options may be granted only to directors of the Company who are not also employees of the Company ("Nonemployee Directors"). Options granted will be non-statutory stock options, as opposed to incentive stock options, within the meaning of Section 422 of the Internal Revenue Code. A Stock Option permits the optionee to purchase shares of Common Stock, commonly referred to as exercising the Option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise.

      Under the Directors Stock Option Plan, each Nonemployee Director who is elected or appointed to the Board of Directors for the first time after an Annual Meeting is automatically granted on the date of such election or appointment an Option to purchase 7,000 shares of Common Stock at a grant price equal to the fair market value of the Common Stock on the date of grant. In addition, each Nonemployee Director who is elected at the Annual Meeting, automatically receives on the date of the Annual Meeting an Option to purchase 7,000 shares of Common Stock at a grant price equal to the fair market value of the Common Stock on the date of grant. In both cases, the Option vests 50% one year after grant and 100% two years after grant and expires ten years after grant, subject to earlier expiration if the optionee ceases to be a Nonemployee Director.

      The Board of Directors cannot increase the aggregate number of Shares available for Options, change of the class of individuals eligible to receive Options, or extend the term or otherwise modify the material terms of the Directors Stock Option Plan, without obtaining shareholder approval. Each option becomes fully vested in the event of a change of control of the Company (as defined in the Directors Stock Option Plan).

Changes to the Directors Stock Option Plan

      The Board of Directors desires to amend the Directors Stock Option Plan to authorize an additional 250,000 Shares for granting of Options. The proposed amendment and restatement incorporates amendments which have been approved by the Board of Directors relative to grant size, tax withholding, deferral and transferability provisions, and treatment in the event of a change of control of the Company, which did not require shareholder approval. If approved by shareholders as provided below, the amended and restated Directors Stock Option Plan will be effective May 7, 2002. The term of the Directors Stock Option Plan will be ten years. See Exhibit A for a full text of the amended and restated Directors Stock Option Plan.

Options Granted under the Proposed Amendment and Restatement

      As stated above, directors who are employees of the Company are not eligible to receive Options under the Plan. Assuming that all five nominees for Nonemployee Director are elected by the shareholders, a total of 35,000 options will be granted automatically under the Plan on the date of the Annual Meeting.

United States Federal Income Tax Aspects

      As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option. In addition, the Company is not entitled to a tax deduction by reason of such a grant. Generally, upon exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. The Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

Required Vote and Recommendation

      The amendment and restatement of the Directors Stock Option Plan shall be approved upon receiving the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

      The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy, or if no direction is indicated, will be voted "FOR" the approval of the amended and restated Directors Stock Option Plan.

The Board of Directors recommends voting "FOR" this proposal.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

      Shareholders may propose matters to be presented at shareholder meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

Proposals for 2003 Annual Meeting

      Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2003 must be received by the Company, addressed to Patricia L. Edwards, Vice President, Human Resources, Administration & Corporate Secretary (the "Secretary"), 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 29, 2002, to be included in the Company's proxy statement and form of proxy relating to that meeting.

      In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of the Company to the Secretary of the Company. To be timely, notice given by a shareholder must be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, no later than November 29, 2002. The notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

Nominations for 2003 Annual Meeting and for Any Special Meetings

      Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, notice given by a shareholder shall be delivered to or mailed and received at the principal executive offices of the Company, 333 Clay Street, Suite 4200, Houston, Texas 77002, (i) with respect to an election to be held at the 2003 Annual Meeting of Shareholders of the Company, on or before November 29, 2002, and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of directors, not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of meeting was made, whichever first occurs. Such notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear of record on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

GENERAL

      As of the date of this proxy statement, the management of the Company has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

      The cost of any solicitation of proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith.

By Order of the Board of Directors, PATRICIA L. EDWARDS Vice President, Human Resources, Administration & Corporate Secretary

Houston, Texas
March 29, 2002

EXHIBIT A

EOG RESOURCES, INC.

1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
(As Amended and Restated Effective May 7, 2002)

I.    Purpose of the Plan

      The EOG RESOURCES, INC. 1993 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN (the "Plan") is intended to promote the interests of EOG RESOURCES, INC., a Delaware corporation (the "Company"), and its stockholders by helping to reward and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not employees of the Company or any of its Affiliates ("Nonemployee Directors") options ("Options") to purchase Shares, as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive share options, within the meaning of section 422(b) of the Code.

II.    Shares Subject to the Plan

      Effective May 7, 2002, the aggregate number of Shares available for Options granted under the Plan shall not exceed 250,000 Shares. Such Shares may consist of authorized but unissued Shares or previously issued Shares reacquired by the Company. Should any Option hereunder expire or terminate prior to its exercise in full, the Shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of Shares available for Options granted under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to Shares subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised.

III.    Eligibility

      Options may be granted only to individuals who are Nonemployee Directors.

IV.    Option Grants

      (a)    Size.    Each Nonemployee Director who is elected or appointed to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall be granted, as of the date of his or her election or appointment and without the exercise of the discretion of any person, an Option exercisable for 7,000 Shares (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to Shares subject to Options then outstanding). As of the date of the annual meeting of the stockholders of the Company in each year that the Plan is in effect as provided in Paragraph VI hereof, each Nonemployee Director who is in office immediately after such meeting and who is not then entitled to receive an Option pursuant to the preceding provisions of this Paragraph III shall be granted, without the exercise of the discretion of any person, an Option exercisable for 7,000 Shares (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to Shares subject to Options then outstanding).

      (b)    Price.    The per Share purchase price of Shares deliverable upon exercise of an Option shall be the Fair Market Value of a Share on the date of grant of such Option.

      (c)    Vesting.    Assuming continuous service as a Nonemployee Director, an Option shall vest such that 50% is exercisable one year after the date of grant and the remaining 50% is exercisable two years after the date of grant of such Option.

V. Option Agreements

      Each Option shall be evidenced by a written agreement, with terms and conditions which are not inconsistent with the provisions of the Plan, as the Board shall determine.

VI.    Term of Plan

      Upon approval by the stockholders of the Company, represented in person or by proxy, at the Company's 2002 Annual Meeting, the amended and restated Plan shall be effective as of May 7, 2002. Except with respect to Options then outstanding, if not sooner terminated under the provisions of Paragraph VIII, the Plan shall terminate upon and no Options shall be granted after May 7, 2012.

VII.    Recapitalization or Reorganization

      (a)    In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, shares split, reverse shares split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, subject to Subparagraph (b) below, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Options,
(b) the number and type of Shares (or other securities or property) subject to outstanding Options, and (c) the purchase price with respect to any Option, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided that the number of Shares subject to any Option shall always be a whole number.

      (b)    If, and whenever, prior to the expiration of an outstanding Option, the Company shall effect a subdivision or consolidation of Shares or the payment of a shares dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be vested or exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and the purchase price per Share shall be proportionately increased.

      (c)    If a Change of Control occurs which is not approved, recommended or supported by a majority of the Board in actions taken prior to, and with respect to, such transaction, all outstanding Options, irrespective of whether they are then exercisable, may, at the option of the grantee, be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals the purchase price per Share covered by the Option and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets, or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or directors of the Company takes place, (3) the Fair Market Value of a Share on the date determined by the Board (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or directors of the Company occurs other than pursuant to a tender or exchange offer, or (4) the Fair Market Value of a Share on the date determined by the Board to be the date of cancellation and surrender of such Options if any event described in clause (vi) above has occurred, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph VII(c) consists of anything other than cash, the Board (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

      (d)    All outstanding grants shall vest upon the date (a) a press release is issued announcing a pending shareholder vote or other transaction which, if approved or consummated, would constitute a

Change of Control, or (b) a tender offer or exchange is publicly announced or commenced which, if consummated, would constitute a Change of Control.

      (e)    Any adjustment provided for in Subparagraphs (a), (b) or (c) above shall be subject to any required stockholder action.

      (f)    Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options theretofore granted or the purchase price per share thereunder.

VIII. Amendment or Termination of the Plan

      The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the right of the optionee without the consent of such optionee; and provided, further, that the Board may not make any alteration or amendment which would increase the aggregate number of Shares available for Options under the Plan, change the class of individuals eligible to receive Options under the Plan, extend the term of the Plan, or otherwise modify the material terms of the Plan, without the approval of the stockholders of the Company.

IX.    Securities Laws

      (a)    It is intended that the Plan and any grant of an Option made to a person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Option would disqualify the Plan or such Option (or the grant thereof) under, or would otherwise not comply with, Rule 16b-3, such provision or Option shall be construed or deemed amended to conform to Rule 16b-3.

      (b)    The Company intends to register for issuance under the Securities Act of 1933, as amended (the "Act"), the Shares acquirable upon exercise of Options under the Plan, and to keep such registration effective throughout the period Options are exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of Shares acquirable upon exercise of an Option will be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. In the event exemption from registration under the Act is available upon an exercise of an Option, a Nonemployee Director (or the person permitted to exercise an Option in the event of such Nonemployee Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

      (c)    All certificates for Shares delivered pursuant to the exercise of an Option under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed and any applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (d)    Each Option granted under the Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the Shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue, delivery or purchase of Shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

X.    General Provisions

      (a)    No Right to Retention.    Neither the Plan, nor any Option granted thereunder, is a contract or agreement that the Company will retain a Nonemployee Director for any period of time, or at any particular rate of compensation, nor does it affect the right of a Nonemployee Director to resign from the Board or the power of the Board not to nominate a Nonemployee Director to, or the power of the Company's stockholders to remove a Nonemployee Director from, the Board.

      (b)    Limits on Transfer of Options.    No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by a Nonemployee Director other than:

      (1)    by will or by the laws of descent and distribution;

      (2)     pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income
               Security Act of 1974, as amended;

      (3)    by transfer by a Nonemployee Director, subject to such rules as the Company may adopt to preserve the purposes of the Plan, to:

            (i) a member of his or her Immediate Family,

            (ii) a trust solely for the benefit of the Nonemployee Director and his or her Immediate Family; or

            (iii) a partnership or limited liability company whose only partners or shareholders are the Nonemployee Director and his or her Immediate Family members,

      (4)    by designation, in a manner established by the Company, of a beneficiary or beneficiaries to exercise the rights of the Nonemployee Director and to receive any property distributable with respect to any Option upon the death of the Nonemployee Director.

      Each transferee described in (b) and (c) above is hereafter referred to as a "Permitted Transferee," provided that the Company is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Company determines that the transfer complies with the requirements of the Plan and the applicable Option agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Nonemployee Director, the Nonemployee Director's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

      The terms and provisions of an Option agreement shall be binding upon the beneficiaries, executors and administrators of the Nonemployee Director and on the Permitted Transferees of the Nonemployee Director (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Option other than by will or by the laws of descent and distribution. An Option shall be exercised only by the Nonemployee Director (or his or her attorney in fact or guardian) (including, in the case of a transferred Option, by a Permitted Transferee), or, in the case of the Nonemployee Director's death, by the Nonemployee Director's executor or administrator (including, in the case of a transferred Option, by the executor or administrator of the Permitted Transferee).

      (c)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

      (d)    Severability.    If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person, or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

      (e)    No Trust or Fund Created.    Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a participant or any other person. To the extent that any person acquired a right to receive payments from the Company pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (f)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Option, and the Board shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

      (g)    Headings.    Headings are given to the Paragraph and Subparagraphs of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

      (h)    No Limitation.    The existence of the Plan and the grants of Options made hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any subsidiary, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting shares of Stock or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any subsidiary or any sale or transfer of all or any part of the Company or any subsidiary's assets or business, or any other corporate act or proceeding.

      (i)    Status as Stockholder.     Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to a Nonemployee Director, such Nonemployee Director (or the person permitted to exercise an Option in the event of the Nonemployee Director's death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to Shares acquirable upon the exercise of an Option.

      (j)    Method of Exercise.    Payment of the purchase price with respect to the exercise of an Option may be made by delivery of cash or already owned Shares deemed to have been held over six months, provided that the use of such Shares shall not result in an earnings charge to the Company. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of Shares for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

      (k)    Withholding of Tax.    To the extent that the exercise of an Option or the disposition of Shares acquired by exercise of an Option results in compensation income to a Nonemployee Director for federal or state income tax purposes, such Nonemployee Director shall deliver to the Company at the time of such exercise or disposition such amount of money or Shares as the Company may require to meet its obligation under applicable tax laws or regulations, and, if such Nonemployee Director fails to do so, the Company is authorized to withhold from any cash or Shares remuneration then or thereafter payable to such Nonemployee Director any tax required to be withheld by reason of such resulting compensation income. Upon the exercise of an Option, at the request of the Nonemployee Director, the Company is further authorized and directed to satisfy any such withholding requirement out of any cash or Shares distributable to such Nonemployee Director upon such exercise.

      (l)    Deferral of Gains.    Each Nonemployee Director may, in accordance with all procedures and limitations established by the Company, elect to defer cash, Shares, other securities, other awards, other property, and other amounts payable with respect to an Option under the Plan.

XI. Certain Definitions

      As used in the Plan, the following terms shall have the meanings set forth below:

      (a)    "Affiliate" of a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

      (b)    "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership, or other organization of which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, or who is a director or officer of the Company or any of its parents subsidiaries.

      (c)    "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association, or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

      (d)    "Change of Control" means:

            (1)    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this clause (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with subclauses (A), (B) and (C) of clause (3) of this definition;

            (2)    Individuals who, as of May 8, 2001, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

            (3)    Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the assets or stock of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entitles that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust)

of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

            (4)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

      (e)    "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (f)    "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Board; provided, that so long as the closing price of Shares is reported in The Wall Street Journal, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

      (g)    "Person" shall mean any individual, corporation, partnership, association, joint-shares company, trust, unincorporated organization or government or political subdivision thereof.

      (h)    "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

      (i)    "Shares" shall mean the shares of Common Stock of the Company, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Subparagraphs VII(a) or (b) of the Plan.

      (j)    "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

525 WASHINGTON BLVD. SUITE 4690 - 9th FLOOR JERSEY CITY, NJ 07303	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL - Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return to EOG Resources, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EOGRS1	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EOG RESOURCES, INC.
Directors Vote
1.	To elect seven directors of the Company to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;		For All O	Withhold All O	For All Except O
	01) George A. Alcorn 02) Charles R. Crisp 03) Mark G. Papa 04) Edward Randall, III	04) Edmund P. Segner, III 04) Donald F. Textor 04) Frank G. Wisner				To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
Vote on Proposals		For	Against	Abstain
2.	To ratify the Board of Directors appointment of Deloitte &Touche LLP, independent public accountants, as auditors for the Company for the year ending December 31, 2002;	O	O	O
3.	To approve the Amended and Restated EOG Resources, Inc. 1993 Nonemployee Directors Stock Option Plan; and	O	O	O
4.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.	O	O	O
Holders of record of Common Stock of the Company at the close of business on March 11, 2002, will be entitled to notice of and to vote at the meeting or any adjournments thereof.
Shareholders who do not expect to attend the meeting are encouraged to vote via the Internet, vote by phone or vote by returning a signed proxy card.

By Order of the Board of Directors,

Houston, Texas March 29, 2002	PATRICIA L. EDWARDS Vice President, Human Resources, Administration & Corporate Secretary

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING/PROXY STATEMENT
MAY 7, 2002

     The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc. (the "Company" or "EOG") to be used at the Annual Meeting of shareholders to be held in the La Salle "A" Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 7, 2002 (the "Annual Meeting"). The mailing address of the principal executive offices of the Company is 333 Clay Street, Suite 4200, Houston, Texas 77002. This proxy statement and the related proxy are to be first sent or given to the shareholders of the Company on approximately March 29, 2002. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President, Human Resources, Administration & Corporate Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Annual Meeting in accordance with the instructions specified thereon. Shareholders attending the Annual Meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 11, 2002, of Common Stock of the Company, par value $.01 per share (the "Common Stock"), will be entitled to one vote per share on all matters submitted to the meeting. On March 11, 2002, the record date, there were outstanding 115,799,126 shares of Common Stock. There are no other voting securities outstanding.

     The Company 's annual report to shareholders for the year ended December 31, 2001, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. However, the annual report to shareholders does not constitute a part of the proxy soliciting materials.

TO THE SHAREHOLDERS:

     Notice is hereby given that the Annual Meeting of shareholders of EOG Resources, Inc. (the "Company") will be held in the La Salle "A" Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 2:00 p.m. Houston time on Tuesday, May 7, 2002, for the purposes stated on the reverse.

(continued on other side)